UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 29, 2013

IVOICE, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000-29341	51-0471976
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Briar Hollow Lane, Suite 125, Houston TX	77027
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (713) 465 - 1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act.
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.01	Completion of Acquisition or Disposition of Assets

iVoice, Inc. (IVOI) has completed the exchange of its wholly owned subsidiary, Hydra Fuel Cell Corp. (Hydra), for  American Security Capital Corp. (ASCC).

IVOI acquired Hydra in an exchange of debt securities in December of 2011 and took control in January 2012. Between the December close date and the January change of control date, IVOI’s then current management issued almost all of the remaining authorized Common Stock of IVOI which subsequently left the Company unable to finance Hydra and thus unable to unlock its market opportunity.

In an effort to salvage some value for IVOI and its shareholders the Company accepted an offer from American Security Resources Corporation to exchange IVOI’s ownership of Hydra for 100% of the shares of American Security Capital Corporation (ASCC) and a convertible note of $100,000.

ASCC was established to provide financing and leasing services to the alternative energy industry. It has an agreement from Hydra to have the first offer of financing on any Hydra system sale. ASCC can provide its services using third party funders and syndicators. As such, IVOI does not have the burden to provide the capital to grow ASCC as it did with Hydra.

EXHIBIT NO	DESCRIPTION

Exhibit 99.1	Press Release dated January 29, 2013 announcing the acquisition of American Security Capital Corporation

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVoice, Inc.

Date: January 29, 2013	By:	/s/ Norris Lipscomb
Name: Norris Lipscomb
Title: Chairman and CEO